Exhibit 3.2

Second Amended and Restated Bylaws of

BioStem Technologies, Inc.

(Effective as of July 9, 2026)

i

SECOND AMENDED AND RESTATED BYLAWS

OF

BIOSTEM TECHNOLOGIES, INC.

ARTICLE I

Name

The name of the corporation is BioStem Technologies, Inc. (the “Corporation”).

ARTICLE II

Offices

Section 1. Principal Florida Office

The principal office of the Corporation in the State of Florida shall be in Broward County, Florida or such other place as the Board of Directors (the “Board”) shall from time to time select.

Section 2. Other Offices

The Corporation may also have offices in such other places, both within and without the State of Florida, as the Board or the Chair of the Board may from time to time designate or as the business of the Corporation may require. The registered office of the Corporation, required by applicable law to be maintained in the State of Florida may be, but need not be, identical with the Corporation’s principal office in the State of Florida, and the address of the registered office may be changed from time to time by the Board or the Chair of the Board.

ARTICLE III

Corporate Seal

The Board may provide for a corporate seal which may be electronic transmission, engraved, printed or an impression seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the words “seal” and “Florida” and the year of incorporation.

ARTICLE IV

Shareholders

Section 1. Meetings of Shareholders

a. Annual Meeting

The annual meeting of shareholders of the Corporation shall be held at such time and place, within or without the State of Florida, as may be designated by the Board, at which meeting, in accordance with the Second Amended and Restated Articles of Incorporation (the “Articles”) and these Second Amended and Restated Bylaws (the “Bylaws”), the shareholders shall elect members of the Board and transact such other business as lawfully may come before it.

b. Special Meetings

(1) Special meetings of the shareholders may be called by the holders of record of not less than sixty percent (60%) of the voting power of all outstanding shares of voting stock entitled to vote on such matters; and such meetings shall be held at such time and place, within or without the State of Florida, as may be designated by the Board. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(2) Any shareholder requesting or demanding a special meeting shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date, pursuant to Section 3.b. of Article V of these Bylaws, for the purpose of determining the shareholders entitled to request the special meeting and shall set forth the purpose or purposes for which the special meeting is requested, the name and address of each shareholder making the request and the class and number of shares of the Corporation which are owned of record by each such shareholder, and shall bear the signature and date of signature of each such shareholder.

In the event of the delivery to the Corporation of any request(s) or demand(s) by shareholders with respect to a special meeting, and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of performing a prompt ministerial review of the validity of the request(s), demand(s) and/or revocation(s).

(3) If the Corporation determines that a shareholder or shareholders have satisfied the notice, information and other requirements specified in this Section, then the Board shall promptly adopt a resolution calling a special meeting of the shareholders and fixing a record date, pursuant to Section 3.b. of Article V, for the purpose of determining the shareholders entitled to notice of and to vote at such special meeting. Notice of such special meeting shall be provided in accordance with Section 1.c. of this Article IV, provided that such notice shall be given within 60 days (or such longer period as from time to time may be permitted by law) after the date the request(s) or demand(s) for such special meeting is (are) delivered to the Corporation in accordance with this Section.

(4) In fixing a meeting date for the special meeting of shareholders, the Board may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding the request, and any plan of the Board to call a special or annual meeting of shareholders for the conduct of related business, provided that such meeting date shall be within 120 days (or such longer period as may from time to time be permitted by law) after the date the request(s) or demand(s) for such special meeting is (are) delivered to the Corporation in accordance with this Section.

(5) Nothing contained in this Section 1.b. shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any request or demand or revocation thereof, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

c. Notice of Meetings

Except as otherwise permitted by law, notice of all meetings of shareholders stating the time and place, and, in the case of special meetings, the purpose or purposes for which the meeting is called, shall be given, by mailing, or by transmitting by electronic mail or any other type of electronic transmission, or by any other method permitted by law, to each shareholder entitled to vote (or by a single written notice to shareholders who share an address if they consent, or are deemed to consent, to a single notice) no less than ten days nor more than sixty days before the date set for such meeting. Such notice shall be deemed to be delivered (1) when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, or (2) at the time the notice is electronically transmitted to the shareholder in a manner authorized by the shareholder if such authorization is required by law, or (3) at such other time as provided by law with respect to other methods of giving such notice as are permitted by law.

d. Preparation of Voting List of Shareholders

The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each shareholder as such information appears on the stock transfer books of the Corporation. Such list shall be kept on file at the principal place of business of the Corporation, shall be open to the examination of any shareholder during normal business hours for said ten-day period (or such shorter time as exists between the record date and the meeting) upon receipt by the Secretary of a written request to make such an examination, and shall be produced and kept at the time and place of the meeting, and any adjournment thereof, subject to the inspection of any shareholder who may be present.

Section 2. Quorum and Vote of Shareholders

a. Quorum and General Voting Requirements

The holders of 33.33% of the voting power of the total number of shares outstanding and entitled to vote, present in person or represented by proxy thereat, shall be necessary and sufficient to constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by law or by the Articles. If, however, a quorum does not exist at a meeting, the holders of a majority of the shares present or represented and entitled to vote at such meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until holders of the requisite number of shares entitled to vote shall be present. Except as otherwise required by law, at any such adjourned meeting at which a quorum exists, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business in accordance with these Bylaws until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

For purposes of this Section 2, shares entitled to vote on any matter presented for action by shareholders at a meeting, present in person or represented by proxy thereat, shall be counted for purposes of establishing a quorum for the transaction of all business at a meeting.

If a quorum is present, action on a matter shall be approved by the shareholders of the Corporation if the matter receives the affirmative vote of a majority of the votes cast (in person or by proxy) by the holders entitled to vote on such matter, unless the matter is one upon which, by express provision of law a greater vote is required or from time to time permitted by action of the Board, or by the Articles or these Bylaws a greater or different vote is required, in any which case such express provision shall govern and control the requisite vote requirement. For purposes of clarity, “abstentions,” “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action.

b. Election of Directors

At a meeting where a quorum is present, directors shall be elected by a majority of the votes cast with respect to that director by the holders of the shares represented in person or by proxy and entitled to be voted in the election of directors; provided that if the number of persons to be considered by the shareholders for election as a director exceeds the number of directors to be elected, with such determination thereof to be made by the Secretary of the Corporation as of the close of the notice of nomination periods set forth in Section 5 of this Article IV, directors shall be elected by the vote of a plurality of the votes cast by the holders of the shares represented in person or by proxy and entitled to be voted in the election of directors; further provided that all persons considered for election (other than those recommended for nomination by or at the direction of the Board or any duly authorized committee thereof) shall have met all applicable requirements and procedures in being placed in nomination and considered for election, including without limitation the requirements set forth in these Bylaws and in all applicable laws, rules and regulations. For purposes of this subsection 2.b., a “majority of the votes cast” means that the number of shares voted “for” a nominee for election to the Board by the shareholders generally entitled to vote exceeds the votes cast “against” such nominee.

Section 3. Voting by Shareholders

Each shareholder entitled to vote at any meeting may do so in person or by proxy appointed by instrument signed or otherwise authorized by the shareholder or by the shareholder’s attorney-in-fact in writing or in any other manner permitted by law.

Section 4. Shareholder Action

Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called annual or special meeting of such holders or may be effected by a consent or consents in writing by the shareholders as provided by, and subject to any limitations in, the Articles.

Section 5. Notice of Shareholder Business and Director Nominations

a. Annual Meetings of Shareholders

(1) General. Nominations of persons for election to the Board and the proposal of any other business to be considered by the shareholders of the Corporation may be made at any annual meeting of shareholders, only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board (or any duly authorized committee thereof) or (iii) by any shareholder of the Corporation who (A) is a shareholder of record at the time of the giving of the notice provided for in this Section 5 and at the time of the annual meeting, (B) is entitled to vote at the annual meeting for the election of directors or the proposal, as applicable, and (C) complies with the notice procedures set forth in this Section 5 and the other requirements of these Bylaws as to such business or nomination. Clause (C) of this Section 5(a)(1) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(2) Timely Notice. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder of the Corporation pursuant to Section 5(a)(1)(C) hereof, the shareholder previously must have given timely notice thereof in proper written form (as more fully described in Section 5(a)(3) hereof) to the Secretary of the Corporation and any such other business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Secretary of the Corporation and received by the Secretary of the Corporation, at the principal executive offices of the Corporation, not earlier than the opening of business on the 120th day prior and not later than the close of business on the 90th day prior to the first anniversary of the date of the Corporation’s immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such first anniversary date, notice by the shareholder to be timely must be so delivered or received not earlier than the opening of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of notice by a shareholder as described above.

In addition, to be considered timely, a shareholder’s notice to the Secretary of the Corporation shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation in person or by electronic transmission, or sent by U.S. certified mail and received by the Secretary of the Corporation, at the principal executive offices of the Corporation, not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of the Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(3) Notice in Proper Written Form. To be in proper written form, a shareholder’s notice to the Secretary of the Corporation (whether given pursuant to Section 5(a) or Section 5(b) hereof) must set forth in writing:

(A) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such shareholder as they appear on the Corporation’s books, and of such beneficial owner, if any;

(ii) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record and/or owned beneficially by the shareholder and such beneficial owner, if any, and a representation that the shareholder and beneficial owner, if any, will notify the Corporation in writing of the class or series and number of such shares owned of record and beneficially as of the record date for the meeting, promptly following the later of the record date and the date notice of the record date is first publicly announced;

(b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(c) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder and beneficial owner, if any, has a right to vote any shares of any security of the Corporation;

(d) any short interest in any security of the Corporation (for purposes hereof, a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(e) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder and beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation;

(f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder and beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and

(g) any performance-related fees (other than an asset-based fee) that such shareholder and beneficial owner, if any, is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by such shareholder’s and beneficial owner’s, if any, affiliates, any person or entity with whom such shareholder and beneficial owner, if any, is acting in concert or members of such shareholder’s and beneficial owner’s, if any, immediate family sharing the same household;

(iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting on the matter proposed and intends to appear in person or by proxy at such meeting to propose such nomination or other business; and

(v) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect.

(B) if the notice relates to any business that the shareholder proposes to bring before the meeting other than a nomination of a director or directors:

(i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, any material interest of such shareholder and beneficial owner, if any, on whose behalf the business is being proposed and of each of their respective affiliates or associates or others acting in concert there with, if any, in such business and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment; and

(ii) a description of all agreements, arrangements and understandings between such shareholder and/or beneficial owner, if any, and any other person or persons (including the names of such persons) in connection with the proposal of such business by such shareholder.

(C) If the shareholder proposes to nominate a person for election or reelection to the Board, as to each person whom the shareholder proposes to nominate for election or reelection to the Board:

(i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated by the Securities and Exchange Commission under Regulation S-K (or any successor rule or regulation) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such “registrant”; and

(D) If the shareholder proposes to nominate a person for election or reelection to the Board, with respect to each nominee for election or reelection to the Board, the notice must also include a completed and signed nominee questionnaire, representation and agreement, as required by Section 6 of this Article IV. Information regarding a nominee for director provided by a shareholder pursuant to this Section 5 shall include such information as may be necessary to enable the Board to make an informed determination as to whether such nominee, if elected, would be an “independent director” as defined in the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) or any other stock exchange on which the common stock of the Corporation (the “Common Stock”) is listed or quoted, or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(4) Notwithstanding anything in paragraph (a)(2) above to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of shareholders is increased in accordance with Article V, Section 2 hereof and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the date of the immediately preceding annual meeting, a shareholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation in person or by electronic transmission, or sent by U.S. certified mail and received by the Secretary of the Corporation, at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(5) For purposes of this Section 5, “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

b. Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders only (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation who (a) is a shareholder of record at the time of the giving of notice provided for in this Section 5 and at the time of the special meeting, (b) is entitled to vote at the meeting for the election of directors and (c) complies with the notice procedures set forth in this Section 5 as to such nomination. In the event a special meeting of shareholders is properly called by the Corporation for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Sections 5(a)(2) and 5(a)(3) hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 5(a)(3)(D) hereof) shall be delivered to the Secretary of the Corporation in person or by electronic transmission, or sent by U.S. certified mail and received by the Secretary of the Corporation, at the principal executive offices of the Corporation not earlier than the opening of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation. In no event shall any adjournment or postponement of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of notice by a shareholder as described above.

In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

c. If the notice requirements set forth in this Section 5 are satisfied by a shareholder and such shareholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for the applicable meeting of shareholders and such shareholder does not appear or send a qualified representative to present such nominee or proposal at such meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission (as defined in the Florida Business Corporation Act, as amended) delivered by such shareholder to the Secretary of the Corporation (in the case of a writing, delivered in person or by electronic transmission, or sent by U.S. certified mail and received, at the principal executive offices of the Corporation) to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable printed reproduction of such writing or electronic transmission, at the meeting of shareholders.

d. Only such persons as are nominated in accordance with the procedures set forth in this Article IV, Section 5 or are chosen to fill any vacancy occurring in the Board in accordance with Article V, Section 1 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article IV, Section 5. Except as otherwise provided by law, the Articles or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article IV, Sections 5-6, as applicable, and, if any proposed nomination or business is not in compliance with this Article IV, Sections 5-6, to declare that such defective proposal or nomination shall be disregarded.

e. For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, or posted on the Corporation’s website.

f. Notwithstanding the provisions of this Section 5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, and all applicable rules and requirements of Nasdaq or, if the Corporation’s shares are not listed on Nasdaq, the applicable rules and requirements of the primary securities exchange or quotation system on which the Corporation’s shares are listed or quoted, in each case with respect to the matters set forth in this Section 5; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 5(a)(1)(C) or Section 5(b) hereof. Nothing in this Section 5 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation if and to the extent provided for under law, the Articles or these Bylaws.

Section 6. Submission of Questionnaire, Representation and Agreement.

To be eligible to be a shareholder nominee for election as a director of the Corporation, a person must deliver (in accordance with the applicable time periods prescribed for delivery of notice under Section 5 of this Article IV, as applicable) to the Secretary of the Corporation in person or by electronic transmission, or sent by U.S. certified mail and received by the Secretary of the Corporation, at the principal executive offices of the Corporation, (a) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and (b) a written representation and agreement (in the form provided by the Secretary of the Corporation to the requesting shareholder following written request) that such individual:

(1) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law;

(2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and

(3) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

ARTICLE V

Directors

Section 1. Board

a. Number, election and terms

Except as otherwise fixed by or pursuant to the provisions of Article VIII of the Articles relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed by a resolution of the Board; provided, however, that the Board shall not consist of less than one (1) person. The directors of the Board shall be divided, as nearly as possible, into three equal classes, Class I, Class II and Class III to serve in staggered terms of office of three years apiece. Therefore, approximately one-third of the members of the Board shall be elected every three years to serve for a term of three years until their successors are duly elected and qualified, pursuant to the Section 2 of Article VII of the Articles.

b. Shareholder nomination of director candidates

Advance notice of shareholder nominations for the election of directors shall be given in the manner provided in Section 5 of Article IV of these Bylaws.

c. Newly created directorships and vacancies

Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Articles relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or any other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of shareholders of the Corporation and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

d. Removal

Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of all outstanding shares of voting stock entitled to vote on such matter, voting together (in person or by proxy) as a single class. For purposes of clarity, “abstentions,” “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action.

Section 2. Notification of Nominations

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if such nominee or nominees shall have met all applicable requirements and procedures in being placed in nomination and considered for election, including without limitation the requirements for shareholder nominees for director set forth in Section 5 and Section 6 of Article IV of these Bylaws and in all applicable laws, rules and regulations. The chair of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. Powers of Directors

a. General Powers

The Board shall have authority over the entire management of the property, business, and affairs of the Corporation. In addition to such powers as are herein and in the Articles expressly conferred upon it, the Board shall have and may exercise all the powers of the Corporation, subject to the provisions of law and the Articles.

b. Establishment of Record Date

The Board shall fix in advance a date not exceeding sixty (60) days (or such longer period as may from time to time be permitted by law) preceding the date of any meeting of shareholders, or any dividend payment date, or the date necessary to make a determination of shareholders for any purpose, nor less than ten days (or such shorter period as may from time to time be permitted by law) prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders; and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be considered shareholders for purposes of such determination, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid.

Except as otherwise provided by law, unless the Board fixes a new record date for any adjourned meeting of shareholders, the record date originally fixed pursuant to this Section 3.b. of Article V for such meeting shall remain the record date for such meeting.

c. Appointment of Committees

The Board may designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation, to perform such duties and exercise such powers as may be determined by the Board, except as prohibited by law. The number of directors composing each such committee and the powers and functions conferred upon each such committee shall be determined by resolution of the Board. Except as prohibited by law, each such committee may designate one or more members of the committee to perform such duties and exercise such powers of the committee as may be determined by the committee.

The Board, by resolution adopted in accordance with this Section 3.c, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 4. Meetings of Directors

a. Regular Meetings

Regular meetings of the Board, or any committee thereof, shall be held at any time or place, within or without the State of Florida, as the Board, or such committee, may from time to time determine; and if so determined, no notice thereof need be given.

b. Special Meetings

Special meetings of the Board, or any committee thereof, may be held at any time or place, within or without the State of Florida, whenever called by the Chair of the Board, the Chief Executive Officer, or at the request of two or more directors or, for a special meeting of a committee, by the chair of such committee.

Notice of special meetings of the Board, or any committee thereof, stating the time and place, shall be given by mailing the same to each director or committee member, as appropriate, at such director or committee member’s residence or business address at least two (2) days before the meeting, or by delivering the same to such director or committee member personally or by telephone, e-mail or reputable overnight delivery service at least one (1) day before the meeting. Such notice shall be deemed to have been given on the date of mailing, telephoning, or the date of such e-mail, or sending by reputable overnight delivery service, as the case may be.

c. Adjournments

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board, or any committee thereof, to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other directors.

d. Telephonic Participation at Meetings

Members of the Board, or any committee thereof, may participate in a meeting of the Board, or any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at such meeting for all purposes.

e. Action Without a Meeting

Any action of the Board or of any committee thereof, which is required or permitted to be taken at a meeting, may be taken without a meeting if written consent to the action signed by all the members of the Board or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee.

Section 5. Quorum and Voting of Directors

A majority of the number of directors fixed in accordance with Section 1 of this Article V shall constitute a quorum of the Board for the transaction of business, and one-half of the members of any committee shall constitute a quorum of such committee; provided, however, that whenever, for any reason, a vacancy occurs in the Board, or any committee thereof, the quorum shall consist of a majority of the remaining directors until the vacancy has been filled. In all cases, a smaller number of directors may adjourn any meeting until a quorum is present.

When a quorum is present at any meeting of directors, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, the Articles, or these Bylaws.

Section 6. Compensation of Directors

Directors shall receive such compensation, including reimbursement of expenses, for serving as members of the Board, and members of committees of the Board shall receive such compensation, including reimbursement of expenses, for serving as members of a committee, as the Board shall from time to time prescribe.

Section 7. Chair of the Board

The Chair of the Board shall preside at meetings of the Board. He or she shall, subject to the approval of the Board, submit a report to the shareholders of the Corporation for each fiscal year. He or she shall perform such other duties as the Board may from time to time prescribe.

ARTICLE VI

Officers

Section 1. Numbers and Titles

The officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, and a Secretary, and may also include one or more Vice Presidents and such other officers as the Board may determine; all of whom shall be appointed by the Board or a duly appointed officer authorized by resolution of the Board to appoint officers. The Board, or a duly appointed officer authorized by resolution of the Board to appoint officers, may from time to time appoint such other officers, including one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers as they shall deem necessary.

Section 2. Tenure of Office/Removal of Officers

Officers of the Corporation shall hold their respective offices until their successors are chosen and qualified or until their retirement, resignation or death, provided, however, that any officer may be removed from such office during such term by the Board, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby.

Any officer appointed by any other officer duly authorized as provided in Section 1, may be removed by any other such officer, at any time, with or without cause.

Section 3. Duties of Officers

a. Chief Executive Officer

Unless otherwise designated by the Board, the Chief Executive Officer shall also be the President of the Corporation. The Chief Executive Officer shall have overall responsibility for supervision of the Corporation and shall report to the Board. He or she shall see that the provisions of the Bylaws, all votes of the shareholders and all orders and resolutions of the Board are carried into effect.

Unless otherwise directed by the Board, the Chief Executive Officer or his or her designee shall have power to vote, and to appoint proxies to vote, and otherwise act on behalf of the Corporation, at any meeting of shareholders or holders of other securities or other ownership interests of or with respect to any action of shareholders or holders of such securities or ownership interests, of any other corporation or other entity in which the Corporation may hold securities or other ownership interests and to otherwise exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities or other ownership interests in such other corporation or other entity.

The Chief Executive Officer shall preside at meetings of the shareholders in the absence of the Chair of the Board.

He or she shall perform such other duties as the Board may from time to time prescribe.

b. Chief Financial Officer

The Chief Financial Officer shall be the principal financial officer of the Corporation, shall report to the Chief Executive Officer and shall have overall responsibility for supervision of the financial operations of the Corporation.

He or she shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

c. Multiple Offices

The same person may hold more than one of the offices described in Section 1 above as the Board may prescribe.

d. Vice Presidents

The Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer may from time to time prescribe.

e. Secretary

The Secretary shall be Secretary of and shall attend, or a person designated by him or her shall attend, all meetings of the shareholders, the Board and all committees thereof. He or she, or such designated person, shall record all of the proceedings of such meetings in books kept for that purpose.

He or she shall be custodian of the corporate seal and shall have the power to affix it to any instrument requiring it and to attest the same.

He or she shall cause to be maintained a stock transfer book and such other books as the Board may from time to time determine.

He or she shall serve all notices required by law, by these Bylaws, or by resolution of the Board. He or she shall, together with the Chief Executive Officer, sign certificates for shares of the Corporation.

He or she shall perform such other duties as the Board or the Chief Executive Officer may from time to time prescribe.

f. Assistant Secretaries

The Assistant Secretaries shall perform the duties of the Secretary as the Chief Executive Officer or the Secretary, or an officer with the authority to appoint an Assistant Secretary may from time to time prescribe and such other duties as the Board, or an officer with the authority to appoint an Assistant Secretary may from time to time prescribe.

g. Assistant Treasurers

The Assistant Treasurers shall perform such of the duties of the Treasurer as the Chief Executive Officer or the Treasurer, or an officer with the authority to appoint an Assistant Treasurer may from time to time prescribe and such other duties as the Board, or an officer with the authority to appoint an Assistant Treasurer may from time to time prescribe.

Section 4. Delegation of Duties of Officers

The Board may delegate the powers or duties of any officer of the Corporation in case of his or her absence, disability, death or removal, or for any other reason, to any other officer or to any director.

ARTICLE VII

Stock Certificates

Section 1. Stock Certificates

The Board shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation. A certificate which has been signed by an officer or officers who later shall have ceased to be such officer when the certificate is issued shall nevertheless be valid. Upon receipt of the consideration for which the Board has authorized for the issuance of the shares, such shares so issued shall be fully paid and nonassessable.

Each share certificate representing shares shall state upon the face thereof: (a) the name of the Corporation; (b) that the Corporation is organized under the laws of the State of Florida; (c) the name of the person or persons to whom issued; (d) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (e) if different classes of shares or different series within a class are authorized, a summary of the designation, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series), or in the alternative, that the Corporation will provide the shareholder with a full statement of this information on request and without charge.

Section 2. Transfer of Certificated Shares of Stock

Shares of certificated stock of the Corporation may be transferred by delivery of the stock certificate, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the shares on the books of the Corporation, signed by the person appearing on the certificate to be the owner of the shares represented thereby; and such shares shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. In the case of a series of the Corporation’s preferred stock, certificated shares of preferred stock may be transferred by delivery of the stock certificate, as described above, or by such other method as may be set forth in a statement of resolution establishing such series of preferred stock. The person registered on the books of the Corporation as the owner of any shares of stock shall be deemed by the Corporation to be the owner thereof for all purposes exclusively and shall be entitled as the owner of such shares, to receive dividends and to vote as such owner with respect thereto.

Section 3. Treasury Stock

Any shares of stock in the Corporation which may be redeemed, purchased, or otherwise acquired by the Corporation after the issuance thereof, shall have no voting rights and shall not participate in any dividends or allotments of rights while such stock is held by the Corporation.

ARTICLE VIII

Depositories and Checks

Depositories of the funds of the Corporation shall be designated by the Board or a duly authorized committee thereof or by persons authorized by the Board or such a committee to make such designations; and all checks on funds shall be signed by such officers or other employees of the Corporation as the Board, or a duly authorized committee thereof, from time to time may designate, or by persons authorized by the Board or such a committee to make such designations.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

ARTICLE X

Dividends

The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles.

ARTICLE XI

Waiver of Notice

Any notice required to be given by law, by the Articles, or by these Bylaws may be waived in writing signed by the person entitled to such notice and delivered to the Corporation, whether before or after the time stated therein, except that attendance of a person at a meeting shall constitute a waiver of notice of such meeting unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

A director of the Corporation who is present at a meeting of the Board (or a committee thereof) at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

ARTICLE XII

Indemnification of and Advance to Officers, Directors, Employees and Agent

Section 1. Insurance

The Board, in its discretion, shall have authority on behalf of the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. The provisions of the following sections of this Article XII shall apply only in the event that no such insurance is in effect or, if such insurance is in effect, only to the extent that matters for which indemnification by the Corporation is permitted by such sections are not within the coverage of such insurance.

Section 2. Action Against a Party Because of Corporation Position

The Corporation shall indemnify each officer or director, and may indemnify, in its sole discretion, any employee or agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, a partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3. Action by or in the Right of the Corporation

The Corporation shall indemnify any officer or director, and may indemnify, at its sole discretion, any employee or agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such claim, action, or suit, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless, and only to the extent that, the court in which such claim, action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 4. Reimbursement if Successful

To the extent that the director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 2 or Section 3 of this Article XII, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, notwithstanding that he or she had not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit or proceeding.

Section 5. Authorization

Any indemnification under Section 2 or Section 3 of this Article XII (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article XII. Such determination shall be made:

a. By a majority vote of a quorum of the Board; however, for the purposes of this Subsection, a quorum shall consist of directors who are or were not parties to such action, suit or proceeding;

b. If such quorum is not obtainable, or even if obtainable, by a majority vote of a committee duly designated by the Board (in which directors who are parties may participate) consisting solely of two or more directors who were not at the time parties to the proceeding;

c. By independent legal counsel who are (i) selected by the Board prescribed in paragraph (a) or the committee prescribed in paragraph (b); or (ii) if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full Board (in which directors who are parties may participate); or

d. By the shareholders by a majority vote of a quorum consisting of shareholders who are or were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding.

Section 6. Advance Reimbursement

Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding shall be paid to officers and directors, and, in its sole discretion, may be paid to agents and employees by the Corporation in advance of the final disposition of such action, suit or proceeding, upon a preliminary determination, following one of the procedures set forth in Section 5 of this Article XII, that the director, officer, employee or agent met the applicable standard of conduct set forth in Section 2 or Section 3 of this Article XII, or as authorized by the Board in the specific case and, in either event, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

Section 7. Further Indemnification

Indemnification as provided in this Article shall not be deemed exclusive. The Corporation shall make any other further indemnification of any of its directors, officers, employees or agents that may be authorized under any statute, rule or law, provision of the Articles, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, except an indemnification against gross negligence or willful misconduct. Where such other provision provides broader rights of indemnification than these Bylaws, such other provision shall control.

Section 8. Continuing Right of Indemnification

Indemnification as provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XIII

Bylaw Amendment

Except as otherwise provided in the Articles, the Board shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation (except insofar as the Bylaws of the Corporation adopted by the shareholders shall otherwise provide). Any Bylaws made by the shareholders may prescribe that they may not be altered, amended or repealed by the Board. Any Bylaws made by the Board under the powers conferred hereby and by the Articles may be altered, amended or repealed by the Board or by the shareholders. Amendments to the Bylaws (including any amendment to this Article XIII) shall be effected as follows:

a. By Action of the Board

Unless a greater vote is specifically required by the laws of the State of Florida, or a greater or different vote or a vote of shareholders is required by the provisions of the Articles, the Board may alter, amend or repeal these Bylaws, or adopt such other Bylaws as in their judgment may be advisable for the administration or regulation of the management and affairs of the Corporation, to the extent not inconsistent with the laws of the State of Florida or the Articles, only upon the affirmative vote of at least the majority of the Board as fixed in accordance with Section 1 of Article V of these Bylaws.

b. By Action of the Shareholders

Unless a greater vote is specifically required by the laws of the State of Florida, or a greater or different vote is required by the provisions of the Articles, the shareholders may alter, amend or repeal these Bylaws, or adopt such other Bylaws as in their judgment may be advisable for the administration or regulation of the management and affairs of the Corporation, to the extent not inconsistent with the laws of the State of Florida or the Articles, at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose in accordance with the provisions of these Bylaws), only upon the affirmative vote of the holders of a majority of the votes cast (in person or by proxy) by the holders of the voting power of all outstanding shares of voting stock entitled to vote on such matters, voting together as a single class provided, that, notwithstanding the foregoing and anything contained in the Articles to the contrary, Sections 1.b. of Article IV and 1.a. of Article V of these Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of two-thirds of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote on such matters, voting (in person or by proxy) together as a single class. Notwithstanding anything contained in the Articles to the contrary, the affirmative vote of the holders of two-thirds of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote on such matters, voting (in person or by proxy) together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article XIII. For purposes of clarity, “abstentions,” “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action.

ARTICLE XIV

Continuing Effect of Bylaw Provisions

Any provision contained in these Bylaws which, at the time of its adoption, was authorized or permitted by applicable law shall continue to remain in full force and effect until such time as such provision is specifically amended in accordance with these Bylaws, notwithstanding any subsequent modification of such applicable law (except to the extent such Bylaw provision expressly provides for its modification by or as a result of any such subsequently enacted law).